MENDOZA
BERGER
&
COMPANY, L.L.P.

Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1/A of our report dated July 15, 2009 relating to the financial statements of CrowdGather, Inc. which appears on page 53 for the year ended April 30, 2009 and to the reference to our firm under the caption "Experts" in the Prospectus.

MENDOZA BERGER & COMPANY, LLP

Mendoza Berger & Company, LLP

Irvine, California
May 4, 2011

9838 Research Drive • Irvine • California • 92618
949.387.9850 • Fax 949.387.9652